Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pioneer 2008 PSE Employee Long Term Incentive Plan of our reports dated February 13, 2013, with respect to the consolidated financial statements of Pioneer Natural Resources Company and the effectiveness of internal control over financial reporting of Pioneer Natural Resources Company included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
February 11, 2013